Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasury Manager		AVP, Corporate Communications Manager
	(808) 544-3646		(808) 544-5125
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS SECOND QUARTER 2024 EARNINGS OF $15.8 MILLION

Highlights include:
•Net income of $15.8 million, or $0.58 per diluted share, an increase of 22.2% compared to the $12.9 million earned in the previous quarter
•Net interest margin of 2.97% increased by 14 bps from 2.83% in the previous quarter
•Total loans of $5.38 billion decreased by $17.8 million from the previous quarter
•Core deposits of $5.91 billion increased by $16.7 million from the previous quarter. Total deposits of $6.58 billion decreased by $36.4 million from the previous quarter, which included a decrease in government time deposits of $41.6 million.
•Net charge-offs of $3.8 million decreased by $0.8 million from the previous quarter
•Total risk-based capital and common equity tier 1 ratios of 15.1% and 11.9%, respectively
•The CPF Board of Directors approved a quarterly cash dividend of $0.26 per share

HONOLULU, HI, July 31, 2024 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income of $15.8 million, or fully diluted earnings per share ("EPS") of $0.58 for the second quarter of 2024, compared to net income of $12.9 million, or EPS of $0.48 in the previous quarter and net income of $14.5 million, or EPS of $0.53 in the year-ago quarter.

"We continue to navigate the current environment and positive trends are developing. We are pleased with our strong second quarter financial results, which included the highest net income in our last five quarters," said Arnold Martines, Chairman, President and Chief Executive Officer. "Key contributors included NIM expansion of 14 bps, core deposit growth and improvement in net charge-offs. At the same time, we maintained solid liquidity and grew our capital levels further."

"We were recently recognized by Forbes Magazine as one of America’s Best Banks as well as the Best-In-State Bank for Hawaii in 2024. We are humbled by this recognition, proud of our employees, and thankful to our customers for the trust they place in Central Pacific Bank," Martines said.

The Board of Directors has also appointed Mr. Martines as Chairman of the Board of the Company and the Bank. Mr. Martines replaces Ms. A. Catherine Ngo who continues to serve as a member of the Board of Directors of the Company and the Bank.

Central Pacific Financial Reports Second Quarter 2024 Earnings of $15.8 Million

Earnings Highlights
Net interest income was $51.9 million for the second quarter of 2024, which increased by $1.7 million, or 3.5% from the previous quarter, and decreased by $0.8 million, or 1.5% from the year-ago quarter. Net interest margin ("NIM") was 2.97% for the second quarter of 2024, an increase of 14 basis points ("bp" or "bps") from the previous quarter and 1 bp from the year-ago quarter. The sequential quarter increase in net interest income and NIM was primarily due to higher average yields earned on investment securities and loans, while interest-bearing liability costs remained relatively stable. The higher average yield earned on investment securities includes $0.9 million in income from an interest rate swap that became effective on March 31, 2024.

The Company recorded a provision for credit losses of $2.2 million in the second quarter of 2024, compared to a provision of $3.9 million in the previous quarter and a provision of $4.3 million in the year-ago quarter. The provision in the second quarter consisted of a provision for credit losses on loans of $2.4 million and a credit to the provision for off-balance sheet exposures of $0.2 million.

Other operating income totaled $12.1 million for the second quarter of 2024, compared to $11.2 million in the previous quarter and $10.4 million in the year-ago quarter. The higher other operating income was primarily due to higher mortgage banking income of $0.4 million and higher investment services fees of $0.6 million (included in other service charges and fees).

Other operating expense totaled $41.2 million for the second quarter of 2024, compared to $40.6 million in the previous quarter and $39.9 million in the year-ago quarter. The higher other operating expense was primarily due to higher salaries and employee benefits.

The efficiency ratio was 64.26% for the second quarter of 2024, compared to 66.05% in the previous quarter and 63.17% in the year-ago quarter.

The effective tax rate was 23.4% for the second quarter of 2024, compared to 23.5% in the previous quarter and 23.6% in the year-ago quarter.

Balance Sheet Highlights
Total assets of $7.39 billion at June 30, 2024 decreased by $23.0 million, or 0.3% from $7.41 billion at March 31, 2024, and decreased by $180.6 million, or 2.4% from $7.57 billion at June 30, 2023. The Company had $298.9 million in cash on its balance sheet and $2.56 billion in total other liquidity sources, including available borrowing capacity and unpledged investment securities at June 30, 2024. Total available sources of liquidity as a percentage of uninsured and uncollateralized deposits was 121% at June 30, 2024, compared to 118% at March 31, 2024 and 128% at June 30, 2023. During the second quarter of 2024, excess balance sheet liquidity was used to pay off $41.6 million in higher cost government time deposits.

Total loans, net of deferred fees and costs, of $5.38 billion at June 30, 2024 decreased by $17.8 million, or 0.3% from $5.40 billion at March 31, 2024, and decreased by $137.0 million, or 2.5% from $5.52 billion at June 30, 2023. Average yields earned on loans during the second quarter of 2024 was 4.80%, compared to 4.67% in the previous quarter and 4.37% in the year-ago quarter.

Total deposits of $6.58 billion at June 30, 2024 decreased by $36.4 million or 0.5% from $6.62 billion at March 31, 2024, and decreased by $223.3 million, or 3.3% from $6.81 billion at June 30, 2023. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $5.91 billion at June 30, 2024, and increased by $16.7 million, or 0.3% from $5.90 billion at March 31, 2024. Average rates paid on total deposits during the second quarter of 2024 was 1.33%, compared to 1.32% in the previous quarter and 0.84% in the year-ago quarter. Approximately 64%, 65% and 65% of the Company's total deposits were FDIC-insured or fully collateralized at June 30, 2024, March 31, 2024 and June 30, 2023, respectively.

Asset Quality
Nonperforming assets totaled $10.3 million, or 0.14% of total assets at June 30, 2024, compared to $10.1 million, or 0.14% of total assets at March 31, 2024 and $11.1 million, or 0.15% of total assets at June 30, 2023.

Net charge-offs totaled $3.8 million in the second quarter of 2024, compared to net charge-offs of $4.5 million in the previous quarter, and net charge-offs of $3.4 million in the year-ago quarter. Annualized net charge-offs as a percentage of average loans was 0.28%, 0.34% and 0.24% during the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.

The allowance for credit losses, as a percentage of total loans was 1.16% at June 30, 2024, compared to 1.18% at March 31, 2024, and 1.16% at June 30, 2023.

Central Pacific Financial Reports Second Quarter 2024 Earnings of $15.8 Million

Capital
Total shareholders' equity was $518.6 million at June 30, 2024, compared to $507.2 million and $476.3 million at March 31, 2024 and June 30, 2023, respectively.

During the second quarter of 2024, the Company did not repurchase any shares of common stock. As of June 30, 2024, $19.1 million in share repurchase authorization remained available under the Company's share repurchase program.

The Company's leverage, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 capital ratios were 9.3%, 12.8%, 15.1%, and 11.9%, respectively, at June 30, 2024, compared to 9.0%, 12.6%, 14.8%, and 11.6%, respectively, at March 31, 2024.

On July 30, 2024, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. The dividend will be payable on September 16, 2024 to shareholders of record at the close of business on August 30, 2024.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-800-715-9871 (conference ID: 9836028). A playback of the call will be available through August 30, 2024 by dialing 1-800-770-2030 (playback ID: 9836028) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.39 billion in assets as of June 30, 2024. Central Pacific Bank, its primary subsidiary, operates 27 branches and 55 ATMs in the State of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

**********

Central Pacific Financial Reports Second Quarter 2024 Earnings of $15.8 Million

Forward-Looking Statements
This document may contain forward-looking statements ("FLS") concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and interest rate fluctuations; the adverse effects of recent bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and its variants) and other pandemic viruses on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees, as well as the effects of government programs and initiatives in response thereto; supply chain disruptions; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, and earthquakes) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof; the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to, and the effect of any recurring or special FDIC assessments; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters and the cost and resources required to implement such changes; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; securities market and monetary fluctuations, including the impact resulting from the elimination of the London Interbank Offered Rate Index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; the effects of any acquisitions or dispositions we may make; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; technological changes and developments; cybersecurity and data privacy breaches and the consequence therefrom; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; our ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; changes in the competitive environment among financial holding companies and other financial service providers; our ability to successfully implement our initiatives to lower our efficiency ratio; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
except for per share amounts)	2024	2024	2023	2023	2023	2024	2023
CONDENSED INCOME STATEMENT
Net interest income	$51,921	$50,187	$51,142	$51,928	$52,734	$102,108	$106,930
Provision for credit losses	2,239	3,936	4,653	4,874	4,319	6,175	6,171
Total other operating income	12,121	11,244	15,172	10,047	10,435	23,365	21,444
Total other operating expense	41,151	40,576	42,522	39,611	39,903	81,727	82,010
Income tax expense	4,835	3,974	4,273	4,349	4,472	8,809	9,531
Net income	15,817	12,945	14,866	13,141	14,475	28,762	30,662
Basic earnings per share	$0.58	$0.48	$0.55	$0.49	$0.54	$1.06	$1.14
Diluted earnings per share	0.58	0.48	0.55	0.49	0.53	1.06	1.13
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.52	0.52

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.86%	0.70%	0.79%	0.70%	0.78%	0.78%	0.82%
Return on average shareholders’ equity (ROE) [1]	12.42	10.33	12.55	10.95	12.12	11.38	13.03
Average shareholders’ equity to average assets	6.94	6.73	6.32	6.39	6.40	6.83	6.31
Efficiency ratio [2]	64.26	66.05	64.12	63.91	63.17	65.14	63.88
Net interest margin (NIM) [1]	2.97	2.83	2.84	2.88	2.96	2.90	3.02
Dividend payout ratio [3]	44.83	54.17	47.27	53.06	49.06	49.06	46.02

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,385,829	$5,400,558	$5,458,245	$5,507,248	$5,543,398	$5,393,193	$5,534,741
Average interest-earning assets	7,032,515	7,140,264	7,208,613	7,199,866	7,155,606	7,086,389	7,134,111
Average assets	7,338,714	7,449,661	7,498,097	7,510,537	7,463,629	7,394,188	7,453,753
Average deposits	6,542,767	6,659,812	6,730,883	6,738,071	6,674,650	6,601,290	6,665,208
Average interest-bearing liabilities	4,910,998	5,009,542	5,023,321	4,999,820	4,908,120	4,960,270	4,864,633
Average shareholders’ equity	509,507	501,120	473,708	480,118	477,711	505,314	470,673

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total other operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2024	2024	2023	2023	2023
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage ratio	9.3%	9.0%	8.8%	8.7%	8.7%
Tier 1 risk-based capital ratio	12.8	12.6	12.4	11.9	11.8
Total risk-based capital ratio	15.1	14.8	14.6	14.1	13.9
Common equity tier 1 capital ratio	11.9	11.6	11.4	11.0	10.9
Central Pacific Bank
Leverage ratio	9.6	9.4	9.2	9.1	9.1
Tier 1 risk-based capital ratio	13.3	13.1	12.9	12.4	12.3
Total risk-based capital ratio	14.5	14.3	14.1	13.7	13.5
Common equity tier 1 capital ratio	13.3	13.1	12.9	12.4	12.3

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands, except for per share amounts)	2024	2024	2023	2023	2023
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,383,644	$5,401,417	$5,438,982	$5,508,710	$5,520,683
Total assets	7,386,952	7,409,999	7,642,796	7,637,924	7,567,592
Total deposits	6,582,455	6,618,854	6,847,592	6,874,745	6,805,737
Long-term debt	156,223	156,163	156,102	156,041	155,981
Total shareholders’ equity	518,647	507,203	503,815	468,598	476,279
Total shareholders’ equity to total assets	7.02%	6.84%	6.59%	6.14%	6.29%

ASSET QUALITY
Allowance for credit losses (ACL)	$62,225	$63,532	$63,934	$64,517	$63,849
Nonaccrual loans	10,257	10,132	7,008	6,652	11,061
Non-performing assets (NPA)	10,257	10,132	7,008	6,652	11,061
Ratio of ACL to total loans	1.16%	1.18%	1.18%	1.17%	1.16%
Ratio of NPA to total assets	0.14%	0.14%	0.09%	0.09%	0.15%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$19.16	$18.76	$18.63	$17.33	$17.61
Closing market price per common share	21.20	19.75	19.68	16.68	15.71

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands, except share data)	2024	2024	2023	2023	2023
ASSETS
Cash and due from financial institutions	$103,829	$98,410	$116,181	$108,818	$129,071
Interest-bearing deposits in other financial institutions	195,062	214,472	406,256	329,913	181,913
Investment securities:
Available-for-sale debt securities, at fair value	676,719	660,833	647,210	625,253	664,071
Held-to-maturity debt securities, at amortized cost; fair value of: $528,088 at June 30, 2024, $541,685 at March 31, 2024, $565,178 at December 31, 2023, $531,887 at September 30, 2023, and $581,222 at June 30, 2023	615,867	624,948	632,338	640,053	649,946
Total investment securities	1,292,586	1,285,781	1,279,548	1,265,306	1,314,017
Loans held for sale	3,950	755	1,778	—	2,593
Loans, net of deferred fees and costs	5,383,644	5,401,417	5,438,982	5,508,710	5,520,683
Less: allowance for credit losses	(62,225)	(63,532)	(63,934)	(64,517)	(63,849)
Loans, net of allowance for credit losses	5,321,419	5,337,885	5,375,048	5,444,193	5,456,834
Premises and equipment, net	100,646	97,688	96,184	97,378	96,479
Accrued interest receivable	23,184	21,957	21,511	21,529	20,463
Investment in unconsolidated entities	40,155	40,780	41,546	42,523	45,218
Mortgage servicing rights	8,636	8,599	8,696	8,797	8,843
Bank-owned life insurance	173,716	172,228	170,706	168,543	168,136
Federal Home Loan Bank of Des Moines ("FHLB") stock	6,925	6,921	6,793	10,995	10,960
Right-of-use lease assets	32,081	32,079	29,720	32,294	33,247
Other assets	84,763	92,444	88,829	107,635	99,818
Total assets	$7,386,952	$7,409,999	$7,642,796	$7,637,924	$7,567,592
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,847,173	$1,848,554	$1,913,379	$1,969,523	$2,009,387
Interest-bearing demand	1,283,669	1,290,321	1,329,189	1,345,843	1,359,978
Savings and money market	2,234,111	2,211,966	2,209,733	2,209,550	2,184,652
Time	1,217,502	1,268,013	1,395,291	1,349,829	1,251,720
Total deposits	6,582,455	6,618,854	6,847,592	6,874,745	6,805,737
Long-term debt, net of unamortized debt issuance costs of: $324 at June 30, 2024, $384 at March 31, 2024, $445 at December 31, 2023, $506 at September 30, 2023 and $566 at June 30, 2023	156,223	156,163	156,102	156,041	155,981
Lease liabilities	33,422	33,169	30,634	33,186	34,111
Accrued interest payable	14,998	16,654	18,948	16,752	11,402
Other liabilities	81,207	77,956	85,705	88,602	84,082
Total liabilities	6,868,305	6,902,796	7,138,981	7,169,326	7,091,313
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,063,644 at June 30, 2024, 27,042,326 at March 31, 2024, 27,045,033 at December 31, 2023, 27,043,169 at September 30, 2023, and 27,045,792 at June 30, 2023	404,494	404,494	405,439	405,439	405,511
Additional paid-in capital	104,161	103,130	102,982	102,550	101,997
Retained earnings	132,683	123,902	117,990	110,156	104,046
Accumulated other comprehensive loss	(122,691)	(124,323)	(122,596)	(149,547)	(135,275)
Total shareholders' equity	518,647	507,203	503,815	468,598	476,279
Total liabilities and equity	$7,386,952	$7,409,999	$7,642,796	$7,637,924	$7,567,592

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands, except per share data)	2024	2024	2023	2023	2023	2024	2023
Interest income:
Interest and fees on loans	$64,422	$62,819	$62,429	$62,162	$60,455	$127,241	$118,724
Interest and dividends on investment securities:
Taxable investment securities	8,466	7,211	7,292	7,016	7,145	15,677	14,481
Tax-exempt investment securities	598	655	686	709	727	1,253	1,517
Interest on deposits in other financial institutions	2,203	3,611	3,597	2,412	877	5,814	1,154
Dividend income on FHLB stock	151	106	109	113	120	257	256
Total interest income	75,840	74,402	74,113	72,412	69,324	150,242	136,132
Interest expense:
Interest on deposits:
Interest-bearing demand	490	499	467	460	411	989	774
Savings and money market	8,977	8,443	7,459	6,464	4,670	17,420	8,056
Time	12,173	12,990	12,741	11,268	8,932	25,163	15,196
Interest on short-term borrowings	1	—	—	—	378	1	1,139
Interest on long-term debt	2,278	2,283	2,304	2,292	2,199	4,561	4,037
Total interest expense	23,919	24,215	22,971	20,484	16,590	48,134	29,202
Net interest income	51,921	50,187	51,142	51,928	52,734	102,108	106,930
Provision for credit losses	2,239	3,936	4,653	4,874	4,319	6,175	6,171
Net interest income after provision for credit losses	49,682	46,251	46,489	47,054	48,415	95,933	100,759
Other operating income:
Mortgage banking income	1,040	613	611	765	690	1,653	1,216
Service charges on deposit accounts	2,135	2,103	2,312	2,193	2,137	4,238	4,248
Other service charges and fees	5,869	5,261	5,349	5,203	4,994	11,130	9,979
Income from fiduciary activities	1,449	1,435	1,272	1,234	1,068	2,884	2,389
Income from bank-owned life insurance	1,234	1,522	2,015	379	1,185	2,756	2,476
Net loss on sales of investment securities	—	—	(1,939)	(135)	—	—	—
Other	394	310	5,552	408	361	704	1,136
Total other operating income	12,121	11,244	15,172	10,047	10,435	23,365	21,444
Other operating expense:
Salaries and employee benefits	21,246	20,735	20,164	19,015	20,848	41,981	42,871
Net occupancy	4,597	4,600	4,676	4,725	4,310	9,197	8,784
Computer software	4,381	4,287	4,026	4,473	4,621	8,668	9,227
Legal and professional services	2,506	2,320	2,245	2,359	2,469	4,826	5,355
Equipment	995	1,010	968	1,112	932	2,005	1,878
Advertising	901	914	1,045	968	942	1,815	1,875
Communication	657	837	632	809	791	1,494	1,569
Other	5,868	5,873	8,766	6,150	4,990	11,741	10,451
Total other operating expense	41,151	40,576	42,522	39,611	39,903	81,727	82,010
Income before income taxes	20,652	16,919	19,139	17,490	18,947	37,571	40,193
Income tax expense	4,835	3,974	4,273	4,349	4,472	8,809	9,531
Net income	$15,817	$12,945	$14,866	$13,141	$14,475	$28,762	$30,662
Per common share data:
Basic earnings per share	$0.58	$0.48	$0.55	$0.49	$0.54	$1.06	$1.14
Diluted earnings per share	0.58	0.48	0.55	0.49	0.53	1.06	1.13
Cash dividends declared	0.26	0.26	0.26	0.26	0.26	0.52	0.52
Basic weighted average shares outstanding	27,053,549	27,046,525	27,044,121	27,042,762	27,024,043	27,050,037	27,011,659
Diluted weighted average shares outstanding	27,116,349	27,099,101	27,097,285	27,079,484	27,071,478	27,106,267	27,090,258

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$162,393	5.46%	$2,203	$265,418	5.47%	$3,611	$69,189	5.08%	$877
Investment securities:
Taxable	1,335,100	2.54	8,466	1,324,657	2.18	7,211	1,379,319	2.07	7,145
Tax-exempt [1]	142,268	2.13	757	142,830	2.32	829	151,979	2.42	920
Total investment securities	1,477,368	2.50	9,223	1,467,487	2.19	8,040	1,531,298	2.11	8,065
Loans, including loans held for sale	5,385,829	4.80	64,422	5,400,558	4.67	62,819	5,543,398	4.37	60,455
FHLB stock	6,925	8.71	151	6,801	6.24	106	11,721	4.10	120
Total interest-earning assets	7,032,515	4.34	75,999	7,140,264	4.19	74,576	7,155,606	3.89	69,517
Noninterest-earning assets	306,199			309,397			308,023
Total assets	$7,338,714			$7,449,661			$7,463,629

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,273,901	0.15%	$490	$1,296,865	0.15%	$499	$1,367,878	0.12%	$411
Savings and money market deposits	2,221,754	1.63	8,977	2,218,250	1.53	8,443	2,172,680	0.86	4,670
Time deposits up to $250,000	555,809	3.29	4,548	544,279	3.21	4,339	390,961	1.82	1,770
Time deposits over $250,000	703,280	4.36	7,625	794,019	4.38	8,651	790,864	3.63	7,162
Total interest-bearing deposits	4,754,744	1.83	21,640	4,853,413	1.82	21,932	4,722,383	1.19	14,013
FHLB advances and other short-term borrowings	66	5.60	1	—	—	—	29,791	5.09	378
Long-term debt	156,188	5.86	2,278	156,129	5.88	2,283	155,946	5.65	2,199
Total interest-bearing liabilities	4,910,998	1.96	23,919	5,009,542	1.94	24,215	4,908,120	1.36	16,590
Noninterest-bearing deposits	1,788,023			1,806,399			1,952,267
Other liabilities	130,186			132,600			125,531
Total liabilities	6,829,207			6,948,541			6,985,918
Total equity	509,507			501,120			477,711
Total liabilities and equity	$7,338,714			$7,449,661			$7,463,629

Net interest income			$52,080			$50,361			$52,927

Interest rate spread		2.38%			2.25%			2.53%

Net interest margin		2.97%			2.83%			2.96%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Six Months Ended			Six Months Ended
	June 30, 2024			June 30, 2023
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$213,905	5.47%	$5,814	$47,195	4.93%	$1,154
Investment securities:
Taxable	1,329,879	2.36	15,677	1,387,606	2.09	14,481
Tax-exempt [1]	142,549	2.23	1,586	152,520	2.52	1,920
Total investment securities	1,472,428	2.34	17,263	1,540,126	2.13	16,401
Loans, including loans held for sale	5,393,193	4.74	127,241	5,534,741	4.32	118,724
FHLB stock	6,863	7.49	257	12,049	4.26	256
Total interest-earning assets	7,086,389	4.26	150,575	7,134,111	3.85	136,535
Noninterest-earning assets	307,799			319,642
Total assets	$7,394,188			$7,453,753

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,285,383	0.15%	$989	$1,391,386	0.11%	$774
Savings and money market deposits	2,220,002	1.58	17,420	2,177,783	0.75	8,056
Time deposits up to $250,000	550,044	3.25	8,887	366,316	1.60	2,907
Time deposits over $250,000	748,649	4.37	16,276	740,428	3.35	12,289
Total interest-bearing deposits	4,804,078	1.82	43,572	4,675,913	1.04	24,026
FHLB advances and other short-term borrowings	33	5.60	1	47,031	4.88	1,139
Long-term debt	156,159	5.87	4,561	141,689	5.75	4,037
Total interest-bearing liabilities	4,960,270	1.95	48,134	4,864,633	1.21	29,202
Noninterest-bearing deposits	1,797,212			1,989,295
Other liabilities	131,392			129,152
Total liabilities	6,888,874			6,983,080
Total equity	505,314			470,673
Total liabilities and equity	$7,394,188			$7,453,753

Net interest income			$102,441			$107,333

Interest rate spread		2.31%			2.64%

Net interest margin		2.90%			3.02%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2024	2024	2023	2023	2023
HAWAII:
Commercial and industrial	$415,538	$420,009	$421,736	$406,433	$374,601
Real estate:
Construction	147,657	145,213	163,337	174,057	168,012
Residential mortgage	1,913,177	1,924,889	1,927,789	1,930,740	1,942,906
Home equity	706,811	729,210	736,524	753,980	750,760
Commercial mortgage	1,150,703	1,103,174	1,063,969	1,045,625	1,037,826
Consumer	287,295	306,563	322,346	338,248	327,790
Total loans, net of deferred fees and costs	4,621,181	4,629,058	4,635,701	4,649,083	4,601,895
Less: Allowance for credit losses	(47,902)	(48,739)	(48,189)	(48,105)	(44,828)
Loans, net of allowance for credit losses	$4,573,279	$4,580,319	$4,587,512	$4,600,978	$4,557,067

U.S. MAINLAND: [1]
Commercial and industrial	$169,318	$156,087	$153,971	$157,373	$170,557
Real estate:
Construction	23,865	23,356	22,182	37,455	32,807
Commercial mortgage	314,667	319,088	318,933	319,802	329,736
Consumer	254,613	273,828	308,195	344,997	385,688
Total loans, net of deferred fees and costs	762,463	772,359	803,281	859,627	918,788
Less: Allowance for credit losses	(14,323)	(14,793)	(15,745)	(16,412)	(19,021)
Loans, net of allowance for credit losses	$748,140	$757,566	$787,536	$843,215	$899,767

TOTAL:
Commercial and industrial	$584,856	$576,096	$575,707	$563,806	$545,158
Real estate:
Construction	171,522	168,569	185,519	211,512	200,819
Residential mortgage	1,913,177	1,924,889	1,927,789	1,930,740	1,942,906
Home equity	706,811	729,210	736,524	753,980	750,760
Commercial mortgage	1,465,370	1,422,262	1,382,902	1,365,427	1,367,562
Consumer	541,908	580,391	630,541	683,245	713,478
Total loans, net of deferred fees and costs	5,383,644	5,401,417	5,438,982	5,508,710	5,520,683
Less: Allowance for credit losses	(62,225)	(63,532)	(63,934)	(64,517)	(63,849)
Loans, net of allowance for credit losses	$5,321,419	$5,337,885	$5,375,048	$5,444,193	$5,456,834

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2024	2024	2023	2023	2023
Noninterest-bearing demand	$1,847,173	$1,848,554	$1,913,379	$1,969,523	$2,009,387
Interest-bearing demand	1,283,669	1,290,321	1,329,189	1,345,843	1,359,978
Savings and money market	2,234,111	2,211,966	2,209,733	2,209,550	2,184,652
Time deposits up to $250,000	547,212	544,600	533,898	465,543	427,864
Core deposits	5,912,165	5,895,441	5,986,199	5,990,459	5,981,881
Government time deposits	193,833	235,463	374,581	400,130	383,426
Other time deposits greater than $250,000	476,457	487,950	486,812	484,156	440,430
Total time deposits greater than $250,000	670,290	723,413	861,393	884,286	823,856
Total deposits	$6,582,455	$6,618,854	$6,847,592	$6,874,745	$6,805,737

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets and Accruing Loans 90+ Days Past Due
(Unaudited)	TABLE 8

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2024	2024	2023	2023	2023
Nonaccrual loans:
Commercial and industrial	$355	$357	$432	$352	$319
Real estate:
Construction	—	—	—	—	4,851
Residential mortgage	7,991	7,979	4,962	4,949	4,385
Home equity	1,247	929	834	677	797
Commercial mortgage	77	77	77	77	77
Consumer	587	790	703	597	632
Total nonaccrual loans	10,257	10,132	7,008	6,652	11,061
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPAs")	10,257	10,132	7,008	6,652	11,061
Accruing loans 90+ days past due:
Real estate:
Construction	—	588	—	—	—
Residential mortgage	1,273	386	—	794	959
Home equity	135	560	229	—	133
Consumer	896	924	1,083	2,120	2,207
Total accruing loans 90+ days past due	2,304	2,458	1,312	2,914	3,299
Total NPAs and accruing loans 90+ days past due	$12,561	$12,590	$8,320	$9,566	$14,360

Ratio of total nonaccrual loans to total loans	0.19%	0.19%	0.13%	0.12%	0.20%
Ratio of total NPAs to total assets	0.14	0.14	0.09	0.09	0.15
Ratio of total NPAs to total loans and OREO	0.19	0.19	0.13	0.12	0.20
Ratio of total NPAs and accruing loans 90+ days past due to total loans and OREO	0.23	0.23	0.15	0.17	0.26

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$10,132	$7,008	$6,652	$11,061	$5,313
Additions	1,920	4,792	1,836	2,311	7,105
Reductions:
Payments	(363)	(263)	(268)	(5,718)	(290)
Return to accrual status	(27)	(198)	(137)	(207)	(212)
Charge-offs, valuation and other adjustments	(1,405)	(1,207)	(1,075)	(795)	(855)
Total reductions	(1,795)	(1,668)	(1,480)	(6,720)	(1,357)
Balance at end of quarter	$10,257	$10,132	$7,008	$6,652	$11,061

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Allowance for credit losses:
Balance at beginning of period	$63,532	$63,934	$64,517	$63,849	$63,099	$63,934	$63,738
Provision for credit losses on loans	2,448	4,121	4,959	4,526	4,135	6,569	5,750
Charge-offs:
Commercial and industrial	(519)	(682)	(419)	(402)	(362)	(1,201)	(1,141)
Real estate:
Residential mortgage	(284)	—	—	—	—	(284)	—
Consumer	(4,345)	(4,838)	(5,976)	(4,710)	(3,873)	(9,183)	(6,559)
Total charge-offs	(5,148)	(5,520)	(6,395)	(5,112)	(4,235)	(10,668)	(7,700)
Recoveries:
Commercial and industrial	130	90	84	261	125	220	375
Real estate:
Construction	—	—	—	1	—	—	—
Residential mortgage	9	8	7	10	7	17	60
Home equity	—	6	42	—	15	6	15
Consumer	1,254	893	720	982	703	2,147	1,611
Total recoveries	1,393	997	853	1,254	850	2,390	2,061
Net charge-offs	(3,755)	(4,523)	(5,542)	(3,858)	(3,385)	(8,278)	(5,639)
Balance at end of period	$62,225	$63,532	$63,934	$64,517	$63,849	$62,225	$63,849

Average loans, net of deferred fees and costs	$5,385,829	$5,400,558	$5,458,245	$5,507,248	$5,543,398	$5,393,193	$5,534,741
Ratio of annualized net charge-offs to average loans	0.28%	0.34%	0.41%	0.28%	0.24%	0.31%	0.20%
Ratio of ACL to total loans	1.16	1.18	1.18	1.17	1.16	1.16%	1.16%